Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Sol-Gel Technologies Ltd. of our report dated April 4, 2022 relating to the financial statements, which appears in Sol-Gel Technologies Ltd.'s Annual Report on Amendment No.1 to Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 7, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited